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                                                                    EXHIBIT 10.1



                                                     April 10, 1997




Mr. Jeffrey A. Kerr
2089 E. Sternberg Road
Muskegon, Michigan 49444


Dear Jeffrey:


     This letter will confirm our Agreement of April 2, 1997 concerning your resignation and separation from Horizon Group, Inc. ("HGI"), Horizon Glen Outlet Centers Limited Partnership ("Horizon LP") (HGI and Horizon LP being collectively referred to herein as the "Company") and from all other Horizon companies and entities, and the termination of your Amended and Restated Employment Agreement dated as of April 10, 1996 ("Employment Agreement").

     1. You have confirmed your previous resignation effective as of February 8, 1997 as Chairman of the Board of Directors, President and Chief Executive Officer, and your resignation effective as of April 2, 1997 as a Director of HGI and as an officer and director of HGI Perryville, Inc., MG Third Party Services Corp., First HGI, Inc., Second HGI, Inc., HGI Management Corp. and from any other positions honorary or otherwise you hold with HGI, Horizon LP and any other Horizon company or entity. You have also confirmed that there are no Agreements for you to be appointed to any position with any Horizon company or entity.

     2. At Closing (which shall be April 28, 1997), you will assign and transfer to Ronald L. Piasecki or designee all of the shares you hold in HGI Perryville, Inc., MG Third Party Services Corp., First HGI, Inc., Second HGI, Inc. and HGI Management Corp. by delivering the certificates for such shares (or affidavits of loss for any lost certificates) endorsed (or accompanied by executed stock powers) to Ronald L. Piasecki or designee.

     3. You have asserted claims against the Company related to your Employment Agreement, termination of the Employment Agreement and the circumstances of your resignation. The Company has denied your claims and asserted claims against you related to your Employment Agreement and certain of your acts thereunder, and the Company has also asserted claims against you related to amounts advanced and expended and to fees for services by the


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Mr. Jeffrey A. Kerr
April 10, 1997
Page 2


Company. You and the Company have agreed to resolve all these monetary claims by your withdrawing and waiving your above-described claims and the Company's withdrawing and waiving its above described claims, except that you have agreed to pay the Company the sum of $240,000 at Closing.

     4. Upon the Company's discharging of its obligations to you created by this Agreement, you release the Company from any financial obligation to you whatsoever, save those obligations created by this Agreement. In giving this release you represent:

            That you have no knowledge of any claim that you can make against the Company for any reason whatsoever arising out of your status as an employee or as a director and/or a shareholder or unit holder of the Company, save for breach of this Agreement.

Upon your discharging of your obligations to the Company created by this Agreement, the Company releases you from the following:

            Any obligation of any nature whatsoever for future services under the Employment Agreement; and you, to induce the Company to give this limited release, represent that you have no actual knowledge of any illegal or fraudulent act by the Company.

     5. You agree to fully cooperate and assist HGI in any assertion it makes concerning any of its rights as to the $3,000,000 Tarlton Aquastar note.

     6. That certain Amended and Restated Agreement dated as of March 13,
1995 among you, HGI, Horizon LP, McArthur/Glen Realty Corp. and McG Outlet Centers Limited Partnership (the "Outlot Agreement") is hereby terminated. At Closing you will deliver to the Company a list of all Outlots (as defined in the Outlot Agreement) that you or any Affiliate (as defined in the Outlot Agreement) owns or has an interest in or contract or option to acquire as of the date of this Agreement. The following is agreed regarding Outlots:

           (a) At the Closing, you will sell or cause your Affiliates to sell, and the Company will purchase, at the out of pocket cost incurred by you and/or your Affiliates, the interest of you and/or


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Mr. Jeffrey A. Kerr
April 10, 1997
Page 3



      your Affiliates in that certain Outlot parcel known as the Parlberg Parcel (sometimes referred to as Parcel C), constituting approximately 18 acres adjacent to the Company's Birch Run Shopping Center which an Affiliate of yours has entered into a contract to purchase.

           (b) You agree that all land owned or under contract or option by you and/or your Affiliates located south of Birch Run Road (also known as Main Street), west of I-75 and north of Burt Road in Birch Run, Michigan, including Parcel C, the Rodammer Parcels, the Totten Parcels, the Shifter Parcel and the MDOT parcels, will not, during the period ending February 7, 2007, be developed as a manufacturer's outlet center.

           (c) The Company agrees that on or about February 7, 2002, it will reexamine the restriction contained in subparagraph (b) as to the necessity of its continuance with respect to the business of the Company; provided, it shall be within the Company's sole discretion as to whether to retain or eliminate said restriction.

           (d) You will enter into and/or cause your Affiliates having interests in the lands and parcels referred to in subparagraph (b) to enter into recordable Agreements embodying the limitations on development described in subparagraph (b) for each such parcel (in the usual form to be prepared by our respective attorneys) which will be binding on successors and assigns.

           (e) You further agree that the Company has and shall have no obligation to you or your Affiliates for any commissions or fees regarding any of the parcels mentioned in this paragraph 6.

      7. At Closing, the Company will transfer to you or your designee the Company's rights to the MDOT I-75 Parcel subject to the letter-Agreement signed by HGI on May 20, 1996 and by MDOT on February 21, 1997 concerning the MDOT I-75 Parcel. HGI will also transfer to you or your designee all its rights under the MDOT letter-Agreement, and you will assume and discharge all of the Company's obligations under the MDOT letter Agreement and indemnify the Company from any liability under that Agreement.



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Mr. Jeffrey A. Kerr
April 10, 1997
Page 4




     8. At Closing, the Company will transfer, to you or your designee, without representation or warranty, all of its right, title and interest to the registered trademark "every kid deserves a shot."

     9. You and the Company have acknowledged that the Woodbury airplane lease expired as of March 31, 1997.

     10. At Closing, HGI will extend the time in which you can exercise the stock options of HGI you presently own to and including February 7, 1999.

     11. You will continue to have any and all rights to any amounts vested under any HGI employee benefit or pension plan pursuant to the terms of said plans. Any amounts under any such plan payable to you by the Company upon your termination of employment will be transferred to you by the Company at Closing in accordance with the terms of the plan. In addition, the Company will request any Trustee under any plan holding any amounts or benefits for you to transfer the same to you at the earliest possible date.

     12. The Company acknowledges that you have certain personal property on the premises of the Company including various artwork and office equipment in the Company's offices in Norton Shores, Michigan. The parties shall prepare a list of such property owned by you promptly after the date hereof, and you will remove such property at your cost and expense within 30 days of the date hereof.

     13. HGI and you entered into a Letter Agreement dated July 14, 1995 (the "Lock-Up Letter") with respect to periods during which you would not effect any offer, sale, contract to sell or other disposal of any Shares and/or Units (as those terms are defined in the Lock-Out Letter). At Closing, the Lock-Up Letter will be amended to provide that during the year 1997 an aggregate of 50,000 Shares are free from the restrictions of the Lock-Up Letter, less the aggregate number of Shares sold after the date hereof; during 1998, 150,000 Shares are free from the restrictions of the Lock-Up Letter, less the aggregate number of Shares sold after the date hereof; and in 1999 and thereafter 300,000 Shares are free from the restrictions of the Lock-Up Letter, less the aggregate number of Shares sold after the date hereof. Except as aforesaid, the Lock-Up Letter shall remain in full force and effect.


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Mr. Jeffrey A. Kerr
April 10, 1997
Page 5




     14. (a) In consideration of the Agreements of the Company herein, you hereby agree that during the Noncompete Period (as defined in this paragraph
14), without the prior written approval of the Company, you will not, directly or indirectly,

       (i) enter into or in any manner take part in the manufacturer outlet center business (as defined in this paragraph 14), either individually or as an officer, director, employee, agent, consultant, partner, investor (excluding ownership interests in the Company and passive investments aggregating not more than five percent (5%) of any such entity's total outstanding voting securities), principal or otherwise, in the United States (including Alaska and Hawaii) or Canada;

       (ii) solicit, divert, take away or enter into any leases or the like with, or attempt to solicit, divert, take away or enter into any leases or the like with, any entity or its Affiliates (as defined in this paragraph) which during the term of your employment with the Company leased space at a manufacturer outlet center owned by the Company or Affiliate of the Company, wherever located in the United States (including Alaska and Hawaii); provided, nothing herein shall prohibit you from soliciting, attempting to solicit, assisting in the solicitation of or entering into any leases or the like with any entity which was a tenant in any of the manufacturer outlet centers developed, owned or operated by the Company in connection with any other activity (including real estate activity) that is not included in the definition of the manufacturer outlet center business; or

       (iii) solicit, attempt to solicit, advise, hire for employment or engage, any person who is an employee of the Company or an Affiliate of the Company as of the date hereof and who works in the accounting department or the leasing department or who is an on-site property manager.

       As used herein, a "manufacturer outlet center" means a


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Mr. Jeffrey A. Kerr
April 10, 1997
Page 6


shopping center or centers primarily tenanted by manufacturers operating outlet merchandise stores. As used herein, the "manufacturer outlet center business" means the development, ownership, operation and/or management of a "manufacturer outlet center," but does not include the development, operation or management of any business ancillary to a manufacturer outlet center, including, but not limited to, a golf course, entertainment facility, a hotel, hockey rink, theater, gas station, convenience store, or other similar amenity or ancillary use, including, but not limited to, any retail store or pro shop, whether or not operated by a tenant of a manufacturer outlet center, included within any such amenity or ancillary use. As used herein, "Affiliate" means, when used with respect to an entity or the Company, (i) any Person (as hereinafter defined) which directly or indirectly controls, is controlled by or under common control with such entity or the Company, (ii) any Person who directly or indirectly owns, controls or holds the power to vote ten percent (10%) or more of the outstanding securities of such entity or the Company. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used herein, "Person" means any individual, partnership, corporation, trust or other entity. As used herein, "Noncompete Period" means the period commencing on February 8, 1997 and ending on February 8, 1999; provided, however, with respect to Paragraph 14(a)(iii), the Noncompete Period shall end on February 8, 1998.

     (b) You acknowledge that, as a key executive employee, you have been involved on a high level in the development, implementation and management of the Company's national business strategies and plans, including those which involve the Company's finances, research, marketing, planning, operations, industrial relations and property acquisitions. By virtue of your unique and sensitive position and special background, employment of you by a competitor of the Company would represent a serious competitive danger to the Company, and the use of your talent and knowledge and information about the Company's business and strategies can and would constitute a valuable competitive advantage over the Company; provided, however, that nothing herein shall prohibit you from using your special background and talent in connection with any other activity (including real estate activity) that is not included in the definition of the manufacturer outlet center business.



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Mr. Jeffrey A. Kerr
April 10, 1997
Page 7




     (c) You acknowledge that enforcement of the covenants set forth in this Paragraph 14 and in Paragraph 15 hereof will not prevent you from earning a living in the real estate industry.

     (d) You acknowledge that you have carefully read and considered all of the terms of this Agreement with the advice of counsel, including particularly the terms of this Paragraph 14 and of Paragraph 15 hereof, that the Company has made a substantial investment in the Company's business deserving of protection and that the restrictions provided in this Paragraph 14 and the following Paragraph 15 hereof are reasonable and necessary for the Company's protection. You further acknowledge that damages at law will not be a measurable or adequate remedy for breach of the covenants contained in this Paragraph 14 or in Paragraph 15 hereof and, accordingly you consent to the entry by any court of competent jurisdiction of any order enjoining you from violating any such covenants without bond. The parties hereto further agree that if, in any judicial proceeding, a court should refuse to enforce any covenants set forth in this Paragraph 14 or in Paragraph 15 hereof because of their term or geographical scope, then such covenants shall be deemed to be modified to permit their enforcement to the maximum extent permitted by law.

     15. (a) You acknowledge and agree that the Company competes in a highly competitive industry and in competitive markets and that as a senior executive officer you have had access to proprietary and confidential information and trade secrets of the Company and its Affiliates and their respective predecessors. You agree that you will not, without the written consent of the Company, disclose or knowingly permit any entity under your control to disclose to anyone not properly entitled to the information, or use for your own benefit or the benefit of anyone else other than the Company or any Affiliate of the Company, any such trade secrets or proprietary or confidential information relating to the Company and its Affiliates.

     (b) The Company agrees that it will not, without your written consent, disclose or knowingly permit any entity under its control to disclose to anyone not properly entitled to the information or use for its own benefit or the benefit of anyone else other than you or any of your Affiliates, any such trade secrets or proprietary or confidential information relating to you and your Affiliates in possession of the Company. You


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Mr. Jeffrey A. Kerr
April 10, 1997
Page 8



acknowledge and agree that the Company is required to make certain disclosures as a public company including the filing of this Agreement with the United States Securities and Exchange Commission, and you consent to such disclosures and filing.

     16. Upon reasonable notice, you will be given reasonable access to the records of the Company to the extent such records pertain to any property, partnership or other matter with respect to which you have a personal interest. The Company will furnish to you copies of such records in reasonable amounts upon your request.

     17. You will transfer to the Company at once all files, records, and documents concerning the Company's business, properties, plans, etc. and not keep any copies except as reasonably related to you or your Affiliates.

     18. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to the principles of conflicts of laws thereof.

     19. This Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

     20. This Agreement may be signed and delivered by facsimile machine. The parties agree that an agreement so transmitted shall have the same force and effect as if an original executed document had been delivered.

     If this letter reflects your understanding of our Agreement, please sign and return one copy and I will have our lawyers prepare the additional necessary documents forthwith.


                                             Sincerely,



                                             Horizon Group, Inc.



                                             By: / S / Ronald Piasecki
                                                 -------------------


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Mr. Jeffrey A. Kerr
April 10, 1997
Page 9



                                             Ronald Piasecki,
                                             President

Agreed:

/ S / Jeffrey A. Kerr
------------------------
Jeffrey A. Kerr
Dated:  April  11 , 1997